EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated March 16, 2009, with respect to the consolidated financial statements and internal control over financial reporting included in the Annual Report of Toreador Resources Corporation on Form 10-K for the year ended December 31, 2008. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Toreador Resources Corporation on Forms S-8 (File No. 333-14145, effective October 15, 1996, File No. 333-39309, effective November 3, 1997, File No. 333-88475, effective October 5, 1999, No. 333-53632, effective January 12, 2001, File No. 333-99959, effective September 20, 2002, File No. 333-125050, effective May 19, 2005, File No. 333-134144 , effective May 15, 2006, and File No. 333-150930, effective May 15, 2008 and on Forms S-3: File No. 333-52522, effective January 19, 2001, File No. 333-65720, effective July 30, 2001, File No. 333-118376, effective August 31, 2004, File No. 333-118377, effective August 31, 2004, and File No. 333-129628, effective November 30, 2005.

/s/ Grant Thornton LLP

Houston, Texas
March 16, 2009